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                         Independent Auditors' Consent


To the Shareholders and Board of Directors of Zenix Income Fund Inc:

We consent to the incorporation by reference, of our report dated May 12, 1999 with respect to the Zenix Income Fund Inc., and to the references to our firm under the headings "Independent Auditors" in the Prospectus and "Experts" in the Statement of Additional Information included in this Registration Statement on Form N-2.



                                                             KPMG LLP

                                                             /s/ KPMG LLP

New York, New York
February 10, 2000